Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2015, relating to the consolidated financial statements of Virtu Financial LLC and subsidiaries, included in Registration Statement No. 333-194473.

/s/ Deloitte & Touche LLP

New York, NY

April 17, 2015